Exhibit 99.2
Final Transcript
Conference Call Transcript
MRVC — Q3 2006 MRV Communications Earnings Conference Call
Event Date/Time: Oct. 25. 2006 / 4:30PM ET

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Exhibit 99.2-1

Final Transcript
CORPORATE PARTICIPANTS
Anne-Marie Frisch
MRV Communications — Investor Relations
Noam Lotan
MRV Communications — President & CEO
Kevin Rubin
MRV Communications — CFO
Near Margalit
Luminent — CEO
CONFERENCE CALL PARTICIPANTS
John Harmon
Needham & Co. — Analyst
Tim Savageaux
Merriman Curhan Ford & Co. — Analyst
Dave Kang
Roth Capital Partners — Analyst
Hassan Aman
Thomas Weisel Partners — Analyst
Tim Quinsilk
Mayo Capital — Analyst
PRESENTATION
Operator
Good afternoon, ladies and gentlemen, and welcome to the MRV Communications third quarter 2006 financial results conference call.
[OPERATOR INSTRUCTIONS]
I would now like to turn the conference over to Anne-Marie Frisch from the MRV Communications Investor Relations. Please go ahead.
Anne-Marie Frisch - MRV Communications — Investor Relations
Thank you, and good afternoon, everyone. Thank you for joining us today to discuss MRV’s third quarter of 2006 financial results.
I’m joined today by Noam Lotan, President and CEO, and Kevin Rubin, CFO of MRV Communications as well as Near Margalit, CEO of Luminent OIT. Earlier this afternoon the Company issued a press release reporting its third quarter of 2006 financial results. A financial presentation to guide the participants through the call will also be available.
The press release and presentation can both be viewed from our Investor Relations section of MRV’s website at ir.Mrv.Com. For reference, we’ve arranged for a taped replay of this call which can be accessed by phone.

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Exhibit 99.2-2

Final Transcript
The replay will take effect approximately two hours after the call’s conclusion and will be available for one week. The dial-in number for this replay is 800-405-2236 for domestic callers and 303-590-3000 for international callers. Access code for both numbers is 11073246. This call is also being Webcast live with a web replay available. These may both be found at our website ir.Mrv.Com.
Before we begin, I’d like to make a brief statement regarding forward-looking remarks. Certain comments made in this presentation may be characterized as forward-looking under the Private Securities Litigation Reform Act of 1995. Those statements involve a number of factors that could cause actual results to differ materially.
Additional information concerning these factors is contained in the Company’s filing with the SEC. Copies are available from the SEC, from the MRV website at ir.Mrv.Com, or from our Investor Relations department.
I would now like to turn the call over to know Noam Lotan. Noam?
Noam Lotan - MRV Communications — President & CEO
Thank you, Anne-Marie. Good afternoon everyone and thank you for joining us today.
We are very pleased to discuss our Q3 results which demonstrates strong performance from both our networking and fiber optic groups. These results are highlighted by our ability to reach profitability earlier than we had planned.
Revenue was nearly $90 million, well above guidance. This revenue total represents a 36% year-over-year increase and a 3% sequential increase. Even more gratifying than revenue growth is the fact that we were able to achieve a positive net income for the third quarter both on GAAP and non-GAAP basis.
For the nine months year-to-date period, revenue grew from $193 million to $254 million, an impressive 32% year-over-year increase. As stated in our release, non-GAAP net income for the quarter was $1.1 million compared to a non-GAAP net loss of of $3.1 million for the third quarter of last year.
These results are evidence that we are executing well on the goals we set out last year to grow by expanding our high margin network equipment business and by fully capitalizing on FTTP deployment. In fact both our networking group and Luminents revenue came in above guidance for the quarter.
While growing in these areas, we have also been diligent about controlling cost. Our results demonstrate leverage in our model. Operating expenses for the nine month period increased by about 19% or $13 million.
At the same time, the gross margin grew faster and increased 29%, I’m sorry, gross profit grew faster and increased 29% or $18 million. I want to use this opportunity to thank our employees for their outstanding contribution. While we savor the moment, we continue to work hard for the benefit of our customers and our shareholders.
Looking forward, our expectations for the fourth quarter is also very positive and points to a good sequential growth and year-over-year growth. We expect that both our business units will continue to benefit from increased demand for bandwidth, service providers are clearly experiencing accelerated traffic growth driven by the proliferation of new video application and services such as You Tube, Sling Box, and web driven video content including video conferencing. These bandwidth intensive applications are putting strains on existing networks.
Accordingly, our networking group benefits as both established and emerging carriers are building networks to satisfy this demand. And Luminent of course is a clear beneficiary of increased bandwidth demand from customers and driven by applications such as FTTP and IP TV as well as expansion of metro networks.

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Exhibit 99.2-3

Final Transcript
Further network build may be on the horizon as cable labs, the cable industry research arm suggested in August that cable operators may have to boost spending on a new infrastructure in order to compete efficiently with Verizon and other FTTP initiatives.
Now with respect to Luminent. This afternoon, Luminent announced the industry first 10 gigabit, 120 kilometers DWDM excess feature receiver for metro and long haul applications. This is a breakthrough in form factor, speed, and power consumption.
It validates Luminent’s position as a leader in high end metro transceivers and will continue to contribute to the growth of Luminent’s non-FTTP business. While the general XSP market is projected to grow at about 30% compounded, the CWVM and DWVM portion of it can grow considerably faster.
In Q3, Luminent posted 86% year-over-year growth as well as sequential growth margin improvement. Luminent’s revenue growth continues to be driven by demand for our ONT Triplexer being used in Verizon’s FTTP rollout.
On September 27th, Verizon held a files briefing session. They stated that deployment is on track with 6 million homes passed by the end of this year. Verizon stated a new objective to triple the number of home paths to 18 million by 2010. This is an increase of prior goals of reaching 12 million homes.
In addition, Verizon expected a take rate of 35% to 40% which is considerably higher than this year’s 15% take rate. It implies 6 to 7 million subscribers versus the 725,000 subscribers expected by year-end. Based on these projections, Verizon will only deploy this year about 10% of the total ONT number they plan to deploy throughout the project. Clearly, this represents a huge opportunity for Luminent.
Given this momentum, Luminent expects a return to sequential growth in Q4 and is well positioned for 2007 where we anticipate GPON deployment to accelerate. We are working closely with the key GPON equipment vendors including Alcatel, Tellabs, Motorola and other OEM’s on vision assistance.
In a moment, Near will further elaborate on this. Given our increasing backlog, we view the GPON technology upgrade as a strong positive. It should position us well in ‘07 when GPON programs become present.
Moving on to the networking group, before we proceed, let me make a housekeeping announcement. For the sake of clarity, we have renamed what was called networking as network equipment and what was distribution system integration as network integration.
Our network equipment sales, which are composed of our home grown MOV product were up 23% sequentially and 32% year-over-year. Revenues were driven by a strong quarter for our optical transport equipment, specifically in Japan. The multi-million dollar win in Japan came from a Tier 1 carrier.
We also enjoyed continued solid demand in North America. We were very pleased to receive this large order as Asia has not been a large contributor to MRV revenue in historical periods and is clearly a potential growth region for us. We do caution, however, that revenue from Japan and Asia will be lumpy in nature as we continue to establish ourselves in the region.
The purpose of the Japan order is to maximize fiber utilization in self-like deployment in metropolitan networks. Our network integration business in Europe grew sales 23% year-over-year. We saw strength in all regions with a particularly strong quarter from our operations in Italy.
As you know, we have an R & D and manufacturing facility in Israel located in the north near Haifa. We are very proud of our employees in Israel who continue to work and do well through a very difficult time in the region early in the quarter. Thanks to their dedication, MRV did not miss a beat. They demonstrated the perseverance and strength of the people at MRV which we’re all very proud of.
Last week, MRV announced the Opti Switch 900, the OS-900 series, a compact carrier class Metro Ethernet Demarkation device designed to deliver managed ethernet services. The OS-900 series is built on MRV’s pioneering work in ethernet demarkation and is compliant with the Metro Ethernet Form MEF standards. The announcement has been received with enthusiasm and we are now taking the OS-900 into multiple trials.

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Exhibit 99.2-4

Final Transcript
Power Management has become a critical element in data centers much like the need to control and manage network elements. Accordingly, we also announced last week a new power control series, the 5250 providing remote power management for intelligent distribution of power in data centers. We have seen success in power management during the quarter.
We continue to be optimistic about the future, especially the Metro Ethernet opportunity, a market that MRV addresses well and which will be instrumental to our future growth. We’re paying attention to the opportunity in data center management and control. Looking ahead, the future of our networking business looks promising. We expect to continue to grow in North America and are now also seeing good demand in Europe, Japan, and other parts of Asia.
We have momentum in our networking business and with continued strong growth for Luminent, our current projections indicate that we are on track to remain profitable in the upcoming fourth quarter. We are also confident that MRV is extremely well positioned for ‘07.
Kevin will now provide details on our financial results. Following Kevin, Near will provide an update on our optical performance business and then we will take your questions. At this time I’d like to turn the call over to Kevin.
Kevin Rubin - MRV Communications — CFO
Thank you, Noam. I should mention that unless I specifically note otherwise, we are discussing all numbers on a non-GAAP basis prior to non-cash charges for the impact of share based compensation as required under statement of Financial Accounting Standard Number 123 R which we adopted effective January 1, 2006. This quarter, non-cash share based compensation charges totaled 862,000, before reconciliation of the non-GAAP financial measure covered in this call to the most comparable GAAP measures is available in our press release issued after the market closed today.
We are pleased to report that we achieved profitability this quarter a quarter ahead of our expectation. Profitability was achieved largely due to two factors. First, we continued to see growth in our optical transport equipment including Metro Ethernet applications. We shipped a mult-million dollar order to a Tier 1 carrier in Japan for our optical transport equipment.
Second, our optical components group further improved gross margin leveraging on its existing cost structure. On a consolidated basis this quarter, we reported net income of $0.01 per share which was above our guidance range. This compares to net loss of $0.01 per share in the immediately preceding quarter and a net loss of $0.03 in the year ago period.
Our networking business achieved operating income of 900,000 and net income of more than 400,000. Our optical components business achieved operating income of 700,000 and net income of nearly 800,000.
For the third quarter we reported 90 million in revenue an increase of 36% compared to 66 million in the same period last year. Sequentially, revenue increased 3% from 87 million in the preceding second quarter despite our typical weakness in the third quarter. Currency did not have a meaningful impact on our results this quarter compared to last quarter.
This quarter, we had changed our product line revenue presentation to provide a better understanding of drivers of performance and overall business trends. We will provide a revenue break down by groups of similar products, separated into three categories: network equipment, network integration and fiber optic components.
Our network equipment revenue consists of our internally developed MRV networking products such as our Metro Ethernet equipment, optical transport equipment, out of band network equipment, defense and aerospace network application, related service revenue, and fiber optic component sales included in the network equipment solutions.

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Exhibit 99.2-5

Final Transcript
Our network integration revenue primarily consists from all of our network integration and service revenue, and distribution revenue throughout Europe which includes the sale of third party equipment. Our network equipment and network integration revenue make up our networking group segment.
Our fiber optic components revenue which is primarily external Luminent revenue includes sales of integrated Triplexers and metro transceivers. The external fiber optic component revenue presented in this context excludes approximately 2 million of revenue sold into the networking segment from the optical component segment this quarter. Our networking segment which includes network equipment and network integration revenue reported third quarter revenue of $69 million up 7% sequentially compared to $64 million in the preceding quarter and reflecting year-over-year growth of 27% compared to revenue of $54 million in the third quarter of 2005.
Looking at the networking segment based on product category, network equipment revenue reported in the third quarter was $29 million, up 23% sequentially compared to the preceding quarter, and reflecting year-over-year growth of 32% compared to revenue of $22 million in the third quarter of 2005. Growth was driven by a 56% sequential increase in sales of optical transport equipment which was benefited by a multi million dollar order from a Tier 1 carrier in Japan.
While we are very pleased to receive this order in Japan, revenue from this region will likely be lumpy in future quarters as we establish ourselves in this region. As such we do not expect similar contributions from Japan in Q4 but over the long term this is a significant growth opportunity for us.
Network equipment also remains strong in North America driven partially by shipments of our Lambda driver product line. Worldwide Lambda driver sales grew 30% sequentially. Looking to Q4, excluding the Japan business, we expect continued sequential growth in our network equipment revenue.
Network integration revenue reported third quarter revenue of $40 million down 2% sequentially compared to the preceding quarter and reflecting year-over-year growth of 23% compared to revenue of $32 million in the third quarter of 2005. This sequential decline is typical for the seasonally slower third quarter in Europe. Year-over-year growth was driven by strength in all European regions with a particular strong quarter from our operations in Italy.
In our optical component segment which includes approximately $2 million of revenue sold into the networking segment, we reported revenue of $23 million in line with last quarter’s level and reflecting year-over-year growth of 86% compared to revenue of $12 million in the third quarter of 2005. The year-over-year growth in revenue was primarily concentrated in North America through sales of our Triplexer transceiver for the Verizon wireless project.
Revenue from our metro transceivers sold to major OEMs such as [WebEx], [Sienna], and others was 5.4 million this quarter, a year-over-year increase of 72% and sequential increase of 7%. From a geographical perspective Europe remained our strongest region accounting for approximately 59% of revenue compared to 60% last quarter.
While revenue from North America contributed 32% compared to 36% last quarter, our strong performance in Japan resulted in our revenue in Asia Pacific increasing to 9% from 4% last quarter. We are very pleased with the continued shift in our revenue concentration out of Europe as revenue in other regions continue to grow.
Our gross margin this quarter was 32% which was up compared to 31% in the preceding quarter and 30% in the year ago period. The increase in gross margin is the result of product mix, primarily with the increase in network equipment revenue and also the increase in gross margin from our optical components business.
Gross margin realized from the revenue of network equipment grew to 52% up from 51% in the prior quarter and down slightly from the year ago period. Network integration gross margin was 23% which is within the historical range of mid to high 20% gross margin. Gross margin from our optical components business grew 250 basis points sequentially to 21%.

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Exhibit 99.2-6

Final Transcript
This sequential improvement in margin was driven by lower component cost for our ONT Triplexer transceiver and more specifically lower material costs and greater use of contract manufacturers in China. The increased concentration of metro transceivers was a percentage of revenue also contributed to margin improvement.
Our total operating costs and expenses were $27.5 million or 31% of revenue in the third quarter which compares favorably to 33% of revenue for the third quarter of last year and 32% of revenue in the preceding second quarter. We were pleased with our ability to keep operating expenses relatively flat in absolute terms compared to the prior quarter despite posting sequential sales growth.
Looking at the fourth quarter of 2006, we expect our operating costs and expenses to be in the range of 30% of consolidated revenue. Turning to the balance sheet, at the third quarter end, cash equivalents, time deposits short and long term investments stood at $116.8 million compared to $121.3 million at the end of the preceding second quarter. The largest use of cash this quarter was an increase in inventory ahead of the expected rise in fourth quarter demand. During the quarter we spent approximately $1.2 million on CapEx.
Accounts Receivable increased to $87.5 million in the third quarter compared to $84.9 million in the preceding Second Quarter. Our day sales outstanding remained at 89 days, the same as last quarter. DSO’s are affected by the longer collection cycles typical in certain European Markets in which we do business.
Inventories increased to 70 million in the third quarter compared to 65 million in the preceding second quarter. This increase in inventory is the result of two factors. First our optical components business has increased inventory to meet ongoing demand for it’s business.
We also experienced an increase in inventory related to projects in our network integration business that are in process and are expected to materialize by the end of the year. As a result, our days in inventory increased slightly to 105 days this quarter compared to 99 days reported in the preceding second quarter.
Looking forward to the Fourth Quarter, which hshistorically been our seasonally strongest quarter, we currently forecast revenue in the range of $95 million to $99 million. Revenue from our optical components business is forecasted to be in the range of $25 million to $27 million.
On the bottom line, we currently forecast net income of approximately $0.01 per share on a non-GAAP basis which excludes share based compensation expense forecasted to total approximately $0.01 per share. On a GAAP basis we currently expect to report breakeven per share.
I would now like to turn the call over to Near Margalit, CEO of Luminent for additional discussion on our optical components business.
Near Margalit - Luminent — CEO
Thank you, Kevin.
Q3 results for Luminent exceeded our projected revenue range of $20 to $23 million and provided significant bottom line improvement which led to a profitable quarter. Revenue for the quarter was $23.2 million, an 86% increase over the same period last year.
Our operating income for the quarter was $455,000, excluding depreciation of $775,000, stock based compensation of $240,000, our operating income for the quarter would have been nearly $1.5 million.
Gross margin improved to 21% from 19% in the previous quarter. This improvement was gained through aggressive material cost reduction and further use of our China contract manufacturers.
Operating costs excluding stock based compensation of $181,000 were $4.2 million or 18% of revenue which is within our long term target range of 15% to 20%. Production for the third quarter totaled 390,000 modules including FTTP Transceivers and fiber coupled discrete devices.

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Exhibit 99.2-7

Final Transcript
We continue to add capacity incrementally as required by customer demand. We continue to see a very bright future for our GPON product line. We’ve shipped over 50,000 GPON transceivers to date. We believe this is ten times more than any of our other manufacturers has shipped of GPON products.
As with the BPON deployment, we expect the competition for GPON sockets to be fierce and the price pressure to be intense. We believe, however, that our technology and cost structure position, position us well to be the dominant supplier of GPON optical components.
We discussed in the previous call potential technical difficulties in meeting all of the customer requirements for the OLT first [mode] transceiver. I’m pleased to announce that our technical team has overcome all of these issues in the past quarter and will now offer a fully compliant GPON OLT transceiver that meets both the strict 12-byte physical layer overhead and the class B plus dynamic range requirement.
This solution was internally developed by our engineering team and does not use an off the shelf first mode chip set which puts us in a strong competitive position. We do not believe any other supplier has an equivalent transceiver currently. In terms of GPON capacity, we have also made great progress. We currently can support 7,000 transceivers per week, up from the 3 to 5,000 last quarter, and have targeted 12,000 units per week capacity for Q1 2007.
Transceiver product segment revenue for the quarter was $5.4 million representing a slight sequential growth and a 72% year-over-year growth. As we stated on previous calls, this business has limited visibility as lead times on these products are short and customers do not provide extended forecasts.
Luminent released today the launch of our DWM XFP product line in the metro transceiver product segment. This is the highest end product that our company has undertaken and believe we have a very strong technical offering. We believe that we are the first company to announce integrated dispersion compensation in a DWM XFP module to allow extended distances as long as 120 kilometers.
We hope that the 10-gigabit per second offering will offer strong growth for our future metro transceiver product segments. The XFP is currently sampling and will have general availability in Q1 2007.
Going forward, we see a relatively strong Q4 for Luminent. We expect revenue for Q4 to be in the range of $25 to $27 million. We understand that there are varying levels of inventory in the supply chain of the BPON deployment and look to gain more visibility to net supply and demand considerations going forward. However we have considered those factors in our guidance.
With that, thank you for joining us on the call. And I’d like to turn the call over for questions.

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Exhibit 99.2-8

Final Transcript
QUESTION AND ANSWER
Operator
Thank you, sir.
[OPERATOR INSTRUCTIONS]
And our first question is from John Harmon with Needham & Company. Please go ahead.
John Harmon - Needham & Co. — Analyst
Hi, good afternoon. Congratulations for getting back to profitability a quarter before expected.
Kevin Rubin - MRV Communications — CFO
Thank you, John.
John Harmon - Needham & Co. — Analyst
I guess just a couple of questions. One, can you break out what’s your fiber to the X business in the quarter? It’s normally in your 10Q anyway.
Kevin Rubin - MRV Communications — CFO
We did a little more than 15 million this quarter in fiber to the X.
John Harmon - Needham & Co. — Analyst
15 million, thanks and sorry what was the growth rate again on your portable transceiver business?
Kevin Rubin - MRV Communications — CFO
On a year-over-year basis, it was 72% year-over-year and 7% sequentially. For a total of 5.4 million at the end of this quarter.
John Harmon - Needham & Co. — Analyst
Got it. Thank you. And have you begun to see the emergence of a second source in BPON transceivers?
Kevin Rubin - MRV Communications — CFO

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Exhibit 99.2-9

Final Transcript
We have not. We have not seen that yet. I think there was some period that we think that [M Core] was shipping into the Tellabs supply chain, but as far as we can tell, they are no longer shipping to the Tellabs supply chain.
John Harmon - Needham & Co. — Analyst
Thank you. And just finally it’s kind of in a different area but I’m sure you know that Corning guided down for it’s communication business in the fourth quarter for a variety of reasons. My question is have you just seen a change in Verizon’s buying patterns? It doesn’t seem evident in your guidance but I have to ask.
Kevin Rubin - MRV Communications — CFO
We can’t really tell. I mean, we see a lot of information as like you said from Corning and others that’s linked to a lot of different conclusions and we don’t have any—we haven’t seen any specific pattern one way or the other.
John Harmon - Needham & Co. — Analyst
Great. Thanks and congratulations again.
Kevin Rubin - MRV Communications — CFO
Thank you, John.
Operator
Thank you. Our next question is from Tim Savageaux with Merriman. Please go ahead.
Tim Savageaux - Merriman Curhan Ford & Co. — Analyst
Hi, guys, can you hear me?
Kevin Rubin - MRV Communications — CFO
Yeah,
Tim Savageaux - Merriman Curhan Ford & Co. — Analyst
Okay, great and my congratulations as well on a nice quarter. I have a couple of questions. First, about the guidance for Luminent which I guess mid-range looks pretty strong, sort of up 15% sequentially.

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Exhibit 99.2-10

Final Transcript
I wonder if you can, given your somewhat cautionary comments on the Verizon inventory situation, characterize what’s driving that strong sequential guidance, whether you’re really seeing a surge on the metro side or expecting one, I guess with the visibility you may not be seeing one.
What sort of assumptions you’re making or whether that’s GPON coming on or whether we can really add any color to that strong guidance and then I’ll follow-up with a question after that.
Kevin Rubin - MRV Communications — CFO
Sure. So GPON coming on is relatively strong. We’re seeing—we have taken I think the guidance is or it has taken into account any kind of potential inventory. We don’t expect we need any uptick in anything to meet that guidance. Any uptick that we don’t already have.
Tim Savageaux - Merriman Curhan Ford & Co. — Analyst
Understood. So I mean, I guess you are or are not expecting a sequential increase in the Triplexer business with Verizon?
Kevin Rubin - MRV Communications — CFO
I don’t know if we can say for Verizon specifically but overall we think the Triplexer business will be up including BPON and GPON will definitely be up quarter-over-quarter.
Tim Savageaux - Merriman Curhan Ford & Co. — Analyst
Understood. And okay, so to follow on from that, you gave some pretty explicit operating expense guidance. You might have given gross margin guidance too but you were moving kind of fast there, Kevin.
Kevin Rubin - MRV Communications — CFO
Oh, I’m sorry.
Tim Savageaux - Merriman Curhan Ford & Co. — Analyst
I was wondering if we might be able to step back. Looking at the revenue increase, you would think we might see some upside in margins as well as what we’re seeing in Luminent, and there seems to be some sort of dynamic where you saw kind of last year you had a very sharp Q4 sequential increase in the systems integration side.
I guess some of that was Italy as well and that’s lower margin, seems like you might have seen some of that early this year for some reason, so wonder if you could talk about and yet you have some probably some pretty high margin equipment business in Japan coming out so with all of those moving parts, again with the revenue strength, I would expect the potential for some upside from where we are in the gross margin side but I wonder if you can discuss your thoughts there?
Kevin Rubin - MRV Communications — CFO

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Exhibit 99.2-11

Final Transcript
Yeah, sure, no problem, Tim. So in terms of looking at Q4, as you pointed out, the product mix is going to favor lower margin product in the fourth quarter. We do tend to see network integration business spike pretty dramatically in the fourth quarter looking back over a number of years.
Luminent’s business obviously is being guided for continued growth and that too comes at lower than the average margin for the business. In terms of the network equipment, when you strip out the impact of the Japanese order, we still do expect growth but obviously it’s at a lower rate than or lower dollar amount than what we saw this quarter.
Tim Savageaux - Merriman Curhan Ford & Co. — Analyst
Okay, understood. So and within Luminent, itself, would you expect margin expansion from the increased revenue or—
Near Margalit - Luminent — CEO
It will be highly dependent on mix. We do expect with GPON and BPON continuing to expand and it will all depend on the mix of the metro transceivers but we would expect a relatively similar profile.
Tim Savageaux - Merriman Curhan Ford & Co. — Analyst
Okay, thanks very much and congratulations once again.
Kevin Rubin - MRV Communications — CFO
Thank you.
Operator
Thank you. Our next question is from Dave Kang with Roth Capital. Please go ahead.
Dave Kang - Roth Capital Partners — Analyst
Thank you, good afternoon. A question is on back to Verizon inventory situation. If you look at Tellabs data, their results were—or their FTTX business was down 18% sequentially, so there are two possible conclusions, one is that there is some inventory situation at Verizon or maybe Tellabs is losing business to Motorola. Which one do you think that is, Near?
Near Margalit - Luminent — CEO
I don’t think the relative shift between Motorola and Tellabs has moved much since the beginning.
Dave Kang - Roth Capital Partners — Analyst

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Exhibit 99.2-12

Final Transcript
Okay. So does that mean that Verizon does have some inventory situation?
Near Margalit - Luminent — CEO
That seems like a reasonable conclusion although we don’t have direct information to that.
Dave Kang - Roth Capital Partners — Analyst
Right, and yet you’re guiding up for fourth quarter so it sounds like other non-Verizon business is picking up?
Near Margalit - Luminent — CEO
Exactly.
Dave Kang - Roth Capital Partners — Analyst
Or picked up in the fourth quarter?
Near Margalit - Luminent — CEO
Yeah. I think there’s other Fiber-to-the-home business that’snon-Verizon that’s contributing relatively significantly to the Q4 results.
Dave Kang - Roth Capital Partners — Analyst
I see. And then on the GPON question, Verizon made it clear that they will ramp up Alcatel before Tellabs and Motorola. Have you been qualified into Alcatel and also for Tellabs and Motorola as well? Where are you in terms of GPON qualification or have you already quantified already?
Near Margalit - Luminent — CEO
Let’s see. How can I answer that?
I’m just—for Alcatel, we had previously, I think on a couple calls ago said that we have been qualified and were—had some agreement with Alcatel on GPON for both ONT and OLT. We feel—until you go into a full deployment on the other two suppliers, they always have opportunity to qualify other individuals but we feel very strongly that our position there is quite strong.
Dave Kang - Roth Capital Partners — Analyst
And then I guess in terms of competitive landscape, I guess for GPON, there will be some other players, such as New Photonics and OCPI with their datacom acquisition and also M Core, I mean, do you expect that you’ll be the main supplier to Alcatel once they start to ramp up?

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Exhibit 99.2-13

Final Transcript
Near Margalit - Luminent — CEO
Yes.
Dave Kang - Roth Capital Partners — Analyst
Okay. I think that was it. Thank you.
Near Margalit - Luminent — CEO
Thanks, Dave.
Kevin Rubin - MRV Communications — CFO
Sure.
Operator
Thank you. Our next question is from [Hassan Aman] with Thomas Weisel Partners. Please go ahead.
Hassan Aman - Thomas Weisel Partners — Analyst
Thank you and let me add my congratulations. My questions really are on kind of a higher level ‘07 question which is that the kind of delays we’ve seen with light speed fields and British Telecom 21 and then also in Japan with NTT, those will eventually come through and in most counts, it looks like first half ‘07 is when all of those networks are a go, so given that, would you expect the ‘07 from the optical side of things kind of much bigger year than ‘06?
Kevin Rubin - MRV Communications — CFO
I think there’s certainly potential to have a stronger ‘07 than ‘06. It’s obviously early to say depending on when these rollouts happen and what the actual side that it’s going. We’re not giving specific guidance yet on ‘07 but I think certainly from those factors that you pointed out that the potential is there.
Hassan Aman - Thomas Weisel Partners — Analyst
Right and then on the Metro Ethernet side, are there similar kind of drivers?
Noam Lotan - MRV Communications — President & CEO

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Exhibit 99.2-14

Final Transcript
Yes, I think Hassan, what we see is a couple of trends that somewhat even contradict each other in the sense that you have the growth, the pure unabated growth in demand with bandwidth with video being obviously the killer app.
Even this morning in the Wall Street Journal front page there was a whole article about video clips that are now available for alternative applications, so on one side, you see the pure growth in bandwidth requirement and you see the carriers both emerging carriers and established carriers are ramping up their spending.
At the same time, you also see the results of a consolidation both with the Tier 1 carrier and also to a lesser extent but also with the for example, Time-Warner acquisition of Expedia and other lower emerging carriers acquisitions, so those in nature tend to slow down a little bit the CapEx requirement, but then when they resume, they resume at a much more aggressive pace.
So, the net-net of this, I think we definitely ‘07 will be a growth year but we’re not providing any specific guidance at this time.
Hassan Aman - Thomas Weisel Partners — Analyst
Great. Thank you very much.
Operator
Thank you. The next question is from Tim Savageaux with Merriman. Please go ahead.
Tim Savageaux - Merriman Curhan Ford & Co. — Analyst
Hi, just wanted to follow-up also with a question really about ‘07 and it really centers around the notion of operating expense leverage, and as you’ve commented on the last couple of calls, I guess really starting earlier in the year, you’d engaged in some pretty aggressive sales force building here in North America and maybe more broadly, sort of building up the sales capability and we started to see clearly some results from that.
I guess my question is, as we move forward into ‘07, would you imagine that operating expense intensity flattening out, if you will, and what sort of leverage would you expect to see and is there a possibility that you would need to replicate any of the spending that you saw in ‘06 on sales given your success, I don’t know, on support or on other issues or whether you’d really be able to see some of that flow to the bottom line?
Noam Lotan - MRV Communications — President & CEO
Well, our objective, Tim, is to keep the operating expenses relatively flat. Obviously, there is some variations with quarters where you have a spike in revenue and you get some more commission expenses to pay, but on the run rate, we would like to try to keep it as flat as possible and even look at opportunities to realize some economics and economies, and with that said, I do expect that the productivity of the increased sales force will continue to contribute to growth. In other words, we have higher expectations than what we’re currently getting. Does that answer your question?
Tim Savageaux - Merriman Curhan Ford & Co. — Analyst
Absolutely and also to follow back on the previous question, about growth rates, on the networking equipment side, you are participating, a. you’ve shown pretty good recent growth rates up into the 20s sporadically beyond that, yet if you look at most estimates of where Metro Ethernet

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Exhibit 99.2-15

Final Transcript
markets are growing, where some of your peer companies in the optical networking infrastructure, say DWDM, Alcatel is recently citing 20% plus year-over-year growth in that arena, and without really committing to any guidance but are those types of growth rates in the networking systems side ones that you feel are reasonable out there or is there a baseline you’re comfortable talking about with how fast this equipment business ought to grow, understanding it can be lumpy from quarter to quarter?
Noam Lotan - MRV Communications — President & CEO
Yeah. I think overall, although we have grown a 32% yield year-over-year in our network equipment side, generally, we feel that 15% to 20% is a realistic goal for going forward.
Tim Savageaux - Merriman Curhan Ford & Co. — Analyst
Okay, thanks very much.
Noam Lotan - MRV Communications — President & CEO
Thank you.
Operator
Thank you.
[OPERATOR INSTRUCTIONS]
As a reminder if you’re using speaker equipment you will need to lift the handset before pressing the numbers. One moment, please, for the next question. Our next question is from [Tim Quinsilk] with Mayo Capital. Please go ahead.
Tim Quinsilk - Mayo Capital — Analyst
Noam, congratulations on a good quarter. Just a couple questions for you.
The segment information that you gave us on slide 15 is helpful but is there any way you could break that out on a gross margin basis to really kind of show us the differentials there?
Kevin Rubin - MRV Communications — CFO
Hi, Tim, it’s Kevin. I think we actually have been giving gross margin guidance generally along these lines. I mentioned that there’s network equipment with about 52% this quarter. The integration was about 23% and then Luminent, the optical components was 21% and I think that we’ve included in slide dex in the past kind of our gross margin profile along those lines.
Tim Quinsilk - Mayo Capital — Analyst

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Exhibit 99.2-16

Final Transcript
Okay, great, thanks. The next two questions are just I don’t want to draw on this too much but Luminent guidance for Q4, $25 to $27 million, up 12% sequentially. I know there’s a lot of confusion around the Tellabs call and the inventory for Verizon.
How much of that is dependent upon a recovery of the Tellabs business or is this all of the other stuff you’re seeing in the metro transceiver side or GPON? Just the other stuff ramping and if that comes back stronger than what Tellabs is saying does that mean that—is there more potential there?
Kevin Rubin - MRV Communications — CFO
Yes, I think that’s basically what it is. It does not count on any kind of growth from the Tellabs side and if that growth recovers and things go out, there’s definitely upside potential to that guidance.
Tim Quinsilk - Mayo Capital — Analyst
Great. And then finally, Noam, I don’t know if you have been paying attention or not but I’m sure you have, there’s this Optium IPO that’s coming to the market that looks reasonably similar to the Luminent division of yours.
Noam Lotan - MRV Communications — President & CEO
Yes.
Tim Quinsilk - Mayo Capital — Analyst
I was just wondering sort of strategically what you’re thinking about in terms of the Company as we go forward here and as you get more visibility into the GPON roll in ‘07.
Noam Lotan - MRV Communications — President & CEO
Well, is your question specific to Optimum?
Tim Quinsilk - Mayo Capital — Analyst
No, I’m just trying to see if you—if your view has changed on the opening up to the market for obviously some—the optical market in terms of the IPO market and maybe what that might mean for Luminent?
Noam Lotan - MRV Communications — President & CEO
I think we’re encouraged—certainly encouraged by the way the IPO is received, considering there’s a similarity at least in the numbers, if not in the products. I think as far as it relates to Luminent, certainly we will consider all options and we’re committed to maximize shareholders return, but really at this time, I don’t think that we’re prepared to make any comments specifically.

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Exhibit 99.2-17

Final Transcript
Tim Quinsilk - Mayo Capital — Analyst
Okay, great. Congratulations on a great quarter.
Noam Lotan - MRV Communications — President & CEO
Thank you.
Operator
Thank you. And at this time I would like to turn the call back over to management for any closing remarks.
Noam Lotan - MRV Communications — President & CEO
Well thank you, everyone. Thanks for being on the call today.
Obviously we’re very pleased with Q3 results and we’re very positive about our prospects in Q4, and going forward, we see growth opportunities both at Luminent and also on networking business, so we’re very encouraged for the year ahead and I just want to thank you very much for participating on our call and hope to see you on our next call.
Thank you very much and have a good afternoon.
Operator
Thank you, sir. Ladies and gentlemen, this concludes the MRV Communications third quarter 2006 financial results conference call.
Once again if you would like to listen to a replay of today ‘s conference call please dial 303-590-3000 or 800-405-2236, with access code 11073246 followed by the pound sign. You may now disconnect and thank you for using ACT teleconferencing.

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Exhibit 99.2-18

Final Transcript
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Exhibit 99.2-19

Service Aware Networking Technologies(tm)

3rd Quarter 2006 Financial Results Teleconference October 25, 2006 MRV Communications, Inc. 20415 Nordhoff Street Chatsworth, California 91311 (818) 886-MRVC (6782) www.mrv.com

Forward-Looking Statements This presentation contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, and is subject to the safe harbor created by that section. These forward-looking statements include statements by MRV's management team relating to the competitive environment in 2006 and the Company's expectations of future success in achieving its objectives. Any forward-looking statements in this press release/teleconference/presentation are subject to a number of risks and uncertainties, including the strength of the overall economy and the high technology market in particular, competition, product development efforts, and acceptance of MRV Communications' current and future products. Actual results could differ materially from those projected in our forward-looking statements. For further information regarding risks and uncertainties associated with MRV's business, please refer to the "Management's Discussion and Analysis of Results of Operations and Financial Condition" and "Risk Factors" sections of MRV's SEC filings, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q, copies of which may be obtained by contacting MRV's investor relations department or at MRV's investor relations website at http://ir.mrv.com. All information in this presentation is as of October 25, 2006. MRV undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in MRV's expectations.

MRV Speakers Introduction Anne-Marie Frisch Investor Relations Overview & Highlights Noam Lotan President and CEO Financial Review Kevin Rubin CFO Executive Review Near Margalit CEO, LuminentOIC Q & A

Non-GAAP Financial Measures Important Information Regarding Non-GAAP Financial Measures During this presentation references to financial measures of MRV will include references to non-GAAP financial measures for the periods provided. These non-GAAP financial measures exclude the non-cash share-based compensation expense as a result of the adoption of SFAS No. 123(R) on January 1, 2006 and impairments of purchased intangible assets. Prior period amounts have not been restated to include share- based compensation expense, as permitted by SFAS No. 123(R). A reconciliation between GAAP and non-GAAP financial information is provided on the following slide.

Non-GAAP Financial Measures

Q3 '06 Financial Review

Non-GAAP Reconciliation

(in $000's)	Q3 '06 MRV	Q3 '06 Networking Group	Q3 '06 Optical Components Group	Q3 '06 Development Stage Group	Q2 '06 MRV	Q2 '06 Networking Group	Q2 '06 Optical Components Group	Q2 '06 Development Stage Group	Q3 '05 MRV	Q3 '05 Networking Group	Q3 '05 Optical Components Group	Q3 '05 Development Stage Group
GAAP net income (loss)	216	(201)	558	(138)	(2,643)	(2,134)	(445)	(181)	(3,144)	478	(3,368)	(261)
Share-based compensation expense (SFAS 123(R) expense) included in Cost of goods sold	83	24	59	-	76	24	52	-	-	-	-	-
Share-based compensation expense (SFAS 123(R) expense) included in Product development and engineering	190	114	76	-	184	111	73	-	-	-	-	-
Share-based compensation expense (SFAS 123(R) expense) included in Selling, general and administrative	589	484	105	-	615	507	108	-	-	-	-	-
Goodwill Impairment	-	-	-	-	52	52	-	-	-	-	-	-
Non-GAAP net income (loss)	1,078	421	798	(138)	(1,716)	(1,440)	(212)	(181)	(3,144)	478	(3,368)	(261)
Income (loss) per share:												
GAAP - basic	$0.00				($0.02)				($0.03)			
GAAP - diluted	$0.00				($0.02)				($0.03)			
Non-GAAP - basic	$0.01				($0.01)				($0.03)			
Non-GAAP - diluted	$0.01				($0.01)				($0.03)			
Weighted average number of shares:												
Basic	125,202				125,073				104,437			
Diluted	126,365				125,073				104,437			

Slide No. 6

Service Aware Networking Technologies™

Non-GAAP Financial Measures Non-GAAP Financial Measures

3rd Quarter 2006
Financial Results Teleconference
Overview & Highlights

Noam Lotan
President and Chief Executive Officer

Slide No. 7

Service Aware Networking Technologies™

3rd Quarter 2006 Financial Results Teleconference Overview & Highlights Noam Lotan President and Chief Executive Officer

3rd Quarter 2006
Financial Results Teleconference
Financial Review

Kevin Rubin
Chief Financial Officer

Slide No. 8

Service Aware Networking Technologies™

3rd Quarter 2006 Financial Results Teleconference Financial Review Kevin Rubin Chief Financial Officer

Key Measures

Q3 '06 Financial Review

Key Measures

(in $000's)	Q3 '06	Q2 '06	Q1 '06	Q4 '05	Q3 '05
Cash(1)	**116,759**	121,288	131,840	69,459	71,301
Accounts receivable, net	**87,513**	84,914	89,306	92,466	73,655
Days receivables(2)	**89**	89	105	92	102
Inventories	**70,399**	65,428	54,974	42,216	48,805
Days inventory(2)	**105**	99	97	60	96
Short-term obligations(3)	**23,352**	21,656	28,393	30,378	25,136
Convertible Notes	**23,000**	23,000	23,000	23,000	23,000
Revenue	**89,616**	86,965	77,262	91,169	65,875
Y/Y Growth %	**36%**	35%	25%	11%	5%
Headcount	~ **1,425**	~ 1,500	~ 1,400	~ 1,325	~ 1,325

(1) Includes cash and cash equivalents, short and long-term marketable securities and time deposits
(2) Presented in terms of days
(3) Includes short-term obligations and current portion of long-term debt

Slide No. 9

Service Aware Networking Technologies™

Key Measures Key Measures

Non-GAAP Results of Operations

Q3 '06 Financial Review

Quarterly Results of Operations

(in $000's)	Q3 '06	Q2 '06	Q3 '05	Quarter-Over-Quarter Q3 '06 vs. Q2 '06 $ Chg	% Chg	Year-Over-Year Q3 '06 vs. Q3 '05 $ Chg	% Chg
Revenue	89,616	86,965	65,875	2,651	3%	23,741	36%
Gross profit	28,737	26,859	19,718	1,878	7%	9,019	46%
Gross margin (%)	*32%*	*31%*	*30%*				
R&D expenses	7,141	6,488	6,133	653	10%	1,008	16%
SG&A expenses	20,402	21,282	15,762	(880)	(4%)	4,640	29%
Total operating expenses	27,543	27,770	21,895	(227)	(1%)	5,648	26%
Operating income (loss)	1,194	(911)	(2,177)	2,105	(231%)	3,371	(155%)
Net income (loss)	1,078	(1,716)	(3,144)	2,794	(163%)	4,222	(134%)
Earnings per share:							
Basic	$0.01	($0.01)	($0.03)				
Diluted	$0.01	($0.01)	($0.03)				
Weighted average number of shares:							
Basic	125,202	125,073	104,437				
Diluted	126,365	125,073	104,437				

Slide No. 10

Service Aware Networking Technologies™

Non-GAAP Results of Operations Non-GAAP Results of Operations

Non-GAAP Networking Group

Q3 '06 Financial Review

Quarterly Results of Operations - Networking Group

(in $000's)	Q3 '06	Q2 '06	Q3 '05	Quarter-Over-Quarter Q3 '06 vs. Q2 '06 $ Chg	% Chg	Year-Over-Year Q3 '06 vs. Q3 '05 $ Chg	% Chg
Revenue	68,524	64,041	54,107	4,483	7%	14,417	27%
Gross profit	23,816	22,294	19,711	1,522	7%	4,105	21%
Gross margin (%)	*35%*	*35%*	*36%*				
Operating costs and expenses	22,915	22,878	17,649	37	0%	5,266	30%
Operating income (loss)	901	(584)	2,062	1,485	(254%)	(1,161)	(56%)

Slide No. 11

Service Aware Networking Technologies™

Non-GAAP Networking Group Non-GAAP Networking Group

Non-GAAP Optical Components Group

Q3 '06 Financial Review

Quarterly Results of Operations - Optical Components Group

(in $000's)	Q3 '06	Q2 '06	Q3 '05	Quarter-Over-Quarter Q3 '06 vs. Q2 '06 $ Chg	Quarter-Over-Quarter Q3 '06 vs. Q2 '06 % Chg	Year-Over-Year Q3 '06 vs. Q3 '05 $ Chg	Year-Over-Year Q3 '06 vs. Q3 '05 % Chg
Revenue	23,187	23,636	12,474	(449)	(2%)	10,713	86%
Gross profit	4,919	4,427	7	492	11%	4,912	70,171%
Gross margin (%)	*21%*	*19%*	*0%*				
Operating costs and expenses	4,224	4,513	3,811	(289)	(6%)	413	11%
Operating income (loss)	695	(86)	(3,804)	781	(908%)	4,499	(118%)

Slide No. 12

Service Aware Networking Technologies™

Non-GAAP Optical Components Group Group Group

Non-GAAP Development Stage Group

Q3 '06 Financial Review

Quarterly Results of Operations - Development Stage Group

(in $000's)	Q3 '06	Q2 '06	Q3 '05	Quarter-Over-Quarter Q3 '06 vs. Q2 '06 $ Chg	% Chg	Year-Over-Year Q3 '06 vs. Q3 '05 $ Chg	% Chg
Revenue	-	-	-	-	0%	-	0%
Gross profit	-	-	-	-	0%	-	0%
Gross margin (%)	*NM*	*NM*	*NM*				
Operating costs and expenses	404	379	435	25	7%	(31)	(7%)
Operating income (loss)	(404)	(379)	(435)	(25)	7%	31	(7%)

Slide No. 13

Service Aware Networking Technologies™

Non-GAAP Development Stage Group Group Group

Revenue Analysis by Geographical Region

Q3 '06 Financial Review

Revenue by Geographical Region

(in $000's)	Q3 '06	Q2 '06	Q3 '05	Quarter-Over-Quarter Q3 '06 vs. Q2 '06 $ Chg	% Chg	Year-Over-Year Q3 '06 vs. Q3 '05 $ Chg	% Chg
Americas	28,277	31,233	18,910	(2,956)	(9%)	9,367	50%
Europe	52,787	52,370	43,827	417	1%	8,960	20%
Asia Pacific	8,445	3,310	3,031	5,135	155%	5,414	179%
Other regions	107	52	107	55	106%	-	0%
Total revenue	89,616	86,965	65,875	2,651	3%	23,741	36%

Slide No. 14

Service Aware Networking Technologies™

Revenue Analysis by Geographical Region Region Region

Revenue by Groups of Similar Products

Q3 '06 Financial Review

Revenue by Groups of Similar Products

(in $000's)	Q3 '06	Q2 '06	Q3 '05	Quarter-Over-Quarter Q3 '06 vs. Q2 '06 $ Chg	% Chg	Year-Over-Year Q3 '06 vs. Q3 '05 $ Chg	% Chg
Network equipment (1)	**28,519**	23,209	21,676	5,310	23%	6,843	32%
Network integration (2)	**40,001**	40,829	32,431	(828)	(2%)	7,570	23%
Fiber optic components (3)	**21,096**	22,927	11,768	(1,831)	(8%)	9,328	79%
Total revenue	**89,616**	**86,965**	**65,875**	**2,651**	**3%**	**23,741**	**36%**

(1) Network equipment revenue primarily consists of MRV's internally developed products, such as Metro Ethernet equipment, optical transport equipment, out-of-band network equipment, defense and aerospace network applications, the related service revenue and fiber optic components sold as part of the system solution.

(2) Network integration revenue primarily consists of value-added integration and support service revenue, related third-party product sales (including third-party product sales through distribution) and fiber optic components sold as part of the system solution.

(3) Fiber optic components revenue primarily consists fiber optic components, such as components for FTTP applications, fiber optic transceivers, discrete lasers and LEDs, that are not sold as part of MRV's network equipment or network integration solutions.

Slide No. 15

Service Aware Networking Technologies™

Revenue by Groups of Similar Products Products Products

3rd Quarter 2006
Financial Results Teleconference
Executive Overview

Near Margalit
Chief Executive Officer, LuminentOIC

Slide No. 16

Service Aware Networking Technologies™

3rd Quarter 2006 Financial Results Teleconference Executive Overview Near Margalit Chief Executive Officer, LuminentOIC

3rd Quarter 2006
Financial Results Teleconference
Q & A

Slide No. 17

Service Aware Networking Technologies™

3rd Quarter 2006 Financial Results Teleconference Q & A

THANK YOU!